Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 2016  Incentive Compensation Plan of Allot Ltd. of our reports dated March 28, 2023, with respect to the consolidated  financial statements of Allot Ltd., and the effectiveness of internal control over financial reporting of Allot Ltd., included in its Annual Report  (Form 20-F) for the year ended December 31, 2022, filed with the Security and  Exchange Commission.

/s/ KOST FORER GABBAY & KASIERER
KOST FORER GABBAY & KASIERER	Tel Aviv, Israel
A Member of Ernst & Young Global	March 28, 2023